                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Corrections Corporation of America
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       CORRECTIONS CORPORATION OF AMERICA
                             102 WOODMONT BOULEVARD
                           NASHVILLE, TENNESSEE 37205

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              FRIDAY, MAY 26, 1995

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Corrections Corporation of America (the "Company"), will be held at Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee, on Friday, May 26, 1995, at 10:00 a.m. (Central Standard Time) for the following purposes:

     (1) To elect a Board of Directors to serve for a term of one (1) year and until their successors are elected and qualified;

     (2) To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock;

     (3) To consider and vote upon a proposal to adopt the Corrections Corporation of America 1995 Employee Stock Incentive Plan; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 29, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, will be available at the Company's principal offices, 102 Woodmont Boulevard, Nashville, Tennessee, for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of at least ten (10) days prior to the Annual Meeting. The list shall also be produced at the Annual Meeting and may be inspected by any stockholder who is present.

     Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

     The Board of Directors recommends that you vote for the director nominees named in the Proxy Statement and for the adoption of the Corrections Corporation of America 1995 Employee Stock Incentive Plan and for the amendment to the Company's Certificate of Incorporation.

     Stockholders are cordially invited to attend the meeting in person.

                                   IMPORTANT

     YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE ANNUAL MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED, AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          Darrell K. Massengale
                                          ---------------------
                                          Darrell K. Massengale
                                          Secretary

April 14, 1995
Nashville, Tennessee

                       CORRECTIONS CORPORATION OF AMERICA
                             102 WOODMONT BOULEVARD
                           NASHVILLE, TENNESSEE 37205

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 1995

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Corrections Corporation of America (the "Company" or "CCA") from holders of the Company's shares of $1.00 par value common stock (the "Shares") to be voted at the 1995 annual meeting of stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. (Central Standard Time) on Friday, May 26, 1995, at Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee, and at any adjournments or postponements thereof. The mailing address of the principal executive offices of the Company is 102 Woodmont Boulevard, Suite 800, Nashville, Tennessee 37205. The Notice of Annual Meeting, this Proxy Statement, and the proxy were first mailed to stockholders on or about April 14, 1995.

                            SOLICITATION OF PROXIES

     This solicitation of proxies is made by the Company and the costs of preparing and mailing proxy solicitation materials will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers, directors, and employees of the Company may solicit proxies by telephone, telegraph, and personal interview. The cost of any such solicitation will be borne by the Company. No additional compensation will be paid to an officer, director, or employee of the Company in connection with soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks, and trustees or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock (as hereinafter defined).

                              REVOCATION OF PROXY

     Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to the Company a proxy bearing a later date.

                    OUTSTANDING COMMON STOCK; QUORUM; VOTING

     The only voting securities of the Company are the shares of its Common Stock, $1.00 par value (the "Common Stock"), each share of which entitles the holder thereof to one vote. Only holders of record of the 13,177,941 shares of Common Stock outstanding as of the close of business on March 29, 1995 (the "Record Date"), are entitled to notice of and to vote on each matter submitted to a vote at the Annual Meeting and any adjournment(s) thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding Shares entitled to vote is necessary to constitute a quorum at the Annual Meeting.

     Failure of a quorum to be represented at the Annual Meeting will necessitate an adjournment and will subject the Company to additional expense. Regardless of whether a quorum is present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than by announcement at the Annual Meeting. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Annual Meeting.

     A complete list of the stockholders entitled to be present and vote at the Annual Meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be made available at least ten days prior to the Annual Meeting. Such list shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting, at the executive offices of the Company. The list shall also be produced at the Annual Meeting, and may be inspected by any stockholder who is present.

     Cumulative voting at the Annual Meeting is not permitted.

                               VOTING OF PROXIES

     Proxies which are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions thereon. Any proxy upon which no contrary instructions have been indicated will be voted "FOR": (i) the election to the Board of Directors of all director nominees; (ii) the adoption of the proposed Corrections Corporation of America 1995 Employee Stock Incentive Plan and (iii) the proposed amendment to the Company's Certificate of Incorporation. The Board of Directors knows of no matters, other than the matters set forth herein, to be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if they deem such action advisable, vote such proxy to adjourn the Annual Meeting from time to time.

     You are requested promptly to mark, date, sign, and return the enclosed proxy in the envelope provided.

                        PROPOSALS FOR STOCKHOLDER ACTION

PROPOSAL 1.  ELECTION OF DIRECTORS

     The By-laws of the Company presently provide that the Board of Directors shall consist of not less than three members, and that the actual number of directors comprising the Board of Directors shall be determined from time to time by the vote of two-thirds of the entire Board of Directors. The current Board of Directors consists of the seven individuals named below, each of whom has been nominated for reelection and has consented to be so named in this Proxy Statement and to serve, if elected.

     Each director serves until the next annual meeting of stockholders and until his successor is elected and qualified, unless such director sooner resigns or is removed in accordance with the By-laws of the Company. If any nominee becomes unable or unwilling to serve, although not anticipated, the persons named as proxies will have the discretionary authority to vote for a substitute. The seven nominees for election to the Board of Directors who receive the greatest number of votes cast at the Annual Meeting will be elected to the Board of Directors.

NOMINEES FOR THE BOARD

     Biographical information concerning each of the nominees is set forth below. All of the nominees are presently serving on the Board.

THOMAS W. BEASLEY                                                      Age -- 52
                                                             Director since 1983

     Mr. Beasley, a founder of the Company, was elected Chairman Emeritus of the Board of Directors of the Company in June 1994. From June 1987 to June 1994, he served as Chairman of the Board. Mr. Beasley served as President of the Company from January 1983 to June 1987. He has served as a director since 1983.

From 1978 through June 1985, Mr. Beasley was President of Tri Insurance, Inc., a property and casualty insurance agency, and since June 1985, has served as its Vice President. Mr. Beasley has served as a director of Tri Insurance, Inc. since 1978. Mr. Beasley also served as a director of Education Corporation of America, a private educational corporation, from January 1986 to October 1987. From 1974 through 1978, Mr. Beasley served as Chairman of the Tennessee Republican Party, and he continues to be active in Tennessee politics. Mr. Beasley graduated from the United States Military Academy at West Point in 1966 and received a Doctor of Jurisprudence degree from Vanderbilt University School of Law in 1973.

DOCTOR R. CRANTS                                                       Age -- 50
Chairman and Chief                                           Director since 1983
Executive Officer

     Mr. Crants, a founder of the Company, was elected Chief Executive Officer and Chairman of the Board of the Company in June 1994. From June 1987 to June 1994, he served as President, Chief Executive Officer and Vice Chairman of the Board of Directors of the Company. From January 1983 through June 1987, Mr. Crants served as Secretary and Treasurer of the Company. He has served as a director of the Company since 1983. Mr. Crants served as a director of Sahara Resorts, a destination resort company from January 1985 through 1990. Mr. Crants has served as President of Tri Insurance, Inc. since June 1985 and as a director of that company since January 1985. He served as President and director of Tennessee Media South, Inc., a consulting firm in the broadcasting industry, from 1980 through January 1984. Mr. Crants graduated from the United States Military Academy at West Point in 1966, and received joint Masters in Business Administration and Juris Doctor degrees from the Harvard Business School and Harvard Law School, respectively, in 1974.

T. DON HUTTO                                                           Age -- 59
Senior Managing Director of                                  Director since 1983
International Operations

     Mr. Hutto, a founder of the Company, was elected Vice Chairman of the Board of Directors and Senior Managing Director of International Operations of the Company in June 1994. From July 1988 to June 1994, he was engaged by the Company as International Projects Manager to oversee and supervise the Company's business activities in the United Kingdom, France, Australia, New Zealand, and Canada, as well as other projects as directed by the Company's President. From April 1984 to July 1988, Mr. Hutto served as Executive Vice President of the Company, and from January 1983 to April 1984 he served as Vice President. He has served as a director of the Company since 1983. From January 1982 through January 1983, Mr. Hutto served as President of H & H Associates, a consulting firm specializing in corrections and criminal justice. Mr. Hutto served as Commissioner, Department of Corrections of Virginia, from 1976 through December 1981 and Commissioner of Corrections of Arkansas from 1971 to 1976. He has also held a management position in the corrections department of the State of Texas. He is the past president of the American Correctional Association ("ACA"), and a past president of both the Association of State Correctional Administrators and the Southern States Correctional Association. Mr. Hutto is the 1987 recipient of the E.R. Cass Award, the highest award given by the ACA for lifetime achievement in corrections. Mr. Hutto graduated from East Texas State University in 1958.

WILLIAM F. ANDREWS                                                     Age -- 63
Director                                                     Director since 1986

     Mr. Andrews has served as a director of the Company since 1986. Mr. Andrews currently serves as the Chairman of Schrader, Inc., a manufacturing company. From January 1992 through December 1994 he was Chairman, President and Chief Executive Officer of Amdura Corporation, a manufacturing company and Chairman of Utica Corp. also a manufacturing company. From April 1990 through January 1992, he served as the President and Chief Executive Officer of UNR Industries, Inc., a diversified steel processor. From September 1989 to March 1990, Mr. Andrews was President of Massey Investment Company, a private investment company. From August 1986 through September 1989, he was Chairman and Chief Executive Officer of Singer Sewing Machines. He is the retired Chairman, President and Chief Executive Officer of

Scovill, Inc., a diversified manufacturing company, where he served from 1979 through 1986. Mr. Andrews serves as a director of Navistar International Corporation, Southern New England Telephone Company, Johnson Control Corporation, Harley Davidson Company, Katy Industries, Northwestern Steel and Wire Company, Block Box Corporation and Process Technology Holdings. Mr. Andrews was elected to the Board of Directors pursuant to the Consulting Agreement between the Company and Massey Burch Investment Group, Inc.

RICHARD H. FULTON                                                      Age -- 68
Director                                                     Director since 1988

     Mr. Fulton has served as a director of the Company since February 23, 1988, when he was elected by the Board of Directors to fill a vacancy on the Board. Mr. Fulton presently serves as Chairman Emeritus of the Board and as a director of The Bank of Nashville, a bank chartered by the State of Tennessee in 1989. He also serves as Chairman of The Fulton Group, Inc., a consulting firm which enables the private and public sectors to form partnerships providing public services more efficiently and economically. From September 1975 through October 1987, Mr. Fulton served three consecutive terms as Mayor of Nashville, Tennessee. He was President of the United States Conference of Mayors in 1985. He previously served as a Tennessee State Senator from 1959 to 1962, and from 1962 through 1975 served as a member of the U.S. House of Representatives, where he became a ranking member of the House Ways and Means Committee prior to his election as Mayor of Nashville.

SAMUEL W. BARTHOLOMEW, JR.                                             Age -- 50
Director                                                     Director since 1991

     Mr. Bartholomew has served as a director of the Company since June 1991. Mr. Bartholomew is a founder and Chairman of the Nashville law firm of Stokes & Bartholomew, P.A. which serves as general counsel to the Company. Mr. Bartholomew is a member of the Nashville, Tennessee, and American Bar Associations, and was installed in 1985 as a Fellow in the Tennessee Bar Association. In 1984 he was a Presidential Appointee to the Board of Directors of the Federal National Mortgage Association (Fannie Mae). He also serves on the Board of Third National Bank in Nashville. Mr. Bartholomew graduated from the United States Military Academy at West Point in 1966 and received a Doctor of Jurisprudence degree, Order of Coif, from Vanderbilt University School of Law in 1973 where he subsequently chaired the Dean's Council and taught seminars on Corporate Strategy and Business Law from 1974 to 1984.

JEAN-PIERRE CUNY                                                       Age -- 40
Director                                                     Director since 1994

     Mr. Cuny has served as a director of the Company since July 1994. Mr. Cuny serves as the Senior Vice President of the Sodexho Group, a leading supplier of catering and various services to institutions based in Paris, France. From February 1982 to June 1987, he served as Vice President in charge of Development for the aluminum semi-fabricated productions division of Pechiney, a diversified aluminum and other materials integrated producer. Mr. Cuny graduated from Ecole Polytechnique in Paris in 1977 and from Stanford University Engineering School in 1978.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2.  ADOPTION OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
             AUTHORIZED COMMON STOCK

     The Board of Directors has adopted resolutions approving and recommending to the stockholders for their approval an amendment to the Company's Certificate of Incorporation which would increase the number of authorized shares of Common Stock from 30,000,000 shares to 50,000,000 shares. The text of the proposed amendment is set forth below.

REASONS FOR AMENDMENT.

     The Board of Directors believes that it is advisable to increase the authorized number of shares of Common Stock in order to have shares available for, among other things, possible issuance in connection with such activities as stock splits and stock dividends, public offerings of shares for cash, acquisitions of other companies, conversion of convertible securities or the implementation of employee benefit plans. As of January 31, 1995, the Company had a total of 12,796,708 shares of Common Stock outstanding and a total of 1,201,580 shares of Common Stock reserved for issuance under the various stock option plans of the Company and a total of 5,585,061 shares reserved for issuance upon conversion of outstanding convertible securities.

     Under the provisions of the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without stockholder approval. Having a substantial number of authorized but unissued shares of Common Stock that is not reserved for specific purposes would allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of Common Stock may, depending upon the circumstances under which such shares are issued, reduce stockholder's equity per share and may reduce the percentage ownership of Common Stock by existing stockholders. It is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of shares of Common Stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

     The adoption of the amendment may have an anti-takeover effect because the Board of Directors would have the ability to issue a significant number of shares as a defense to an attempted takeover of the Company. The Company's Certificate of Incorporation does not contain any other provisions that are generally considered to have an anti-takeover effect. The Company may from time to time in future proxy solicitations propose other measures which are generally considered to have an anti-takeover effect.

     When issued, the additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Other than certain contractual rights granted to Sodexho, S.A., there are no preemptive rights attached to these shares.

TEXT OF THE AMENDMENT.

     The proposed amendment in its entirety is as follows:

          The second sentence of Article IV of the Certificate of Incorporation of the Company shall be deleted in its entirety and replaced with the following:

             "IV. The total number of shares which the Company shall have the authority to issue is Fifty One Million (51,000,000) shares, consisting of Fifty Million (50,000,000) shares of Common Stock having One Dollar ($1.00) par value per share ("Common Stock") and One Million (1,000,000) shares of Preferred Stock having One Dollar ($1.00) par value per share ("Preferred Stock")."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

PROPOSAL 3. PROPOSED ADOPTION OF THE CORRECTIONS CORPORATION OF AMERICA 1995
            EMPLOYEE STOCK INCENTIVE PLAN.

     The Board believes that a fundamental element of officer and key employee compensation is stock-based incentive compensation. Such compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interests in the Company by officers and key employees, thereby providing substantial motivation for superior performance. In order to provide the Board with greater flexibility, to adapt to changing economic and competitive conditions, and to implement stock-based compensation strategies which will attract and retain those employees who are important to the long term success of the Company, the Board, at its March 1995 meeting, adopted, subject to stockholder approval, the 1995 Employee Stock Incentive Plan (the "1995 Plan"). If approved by the stockholders, the 1995 Plan will become effective as of March 20, 1995 and will terminate ten years after that date. The full text of the 1995 Plan is reproduced and attached to this Proxy Statement as Exhibit A.

     The 1995 Plan authorizes the issuance of up to 600,000 shares of the Company's Common Stock, subject to adjustment for events affecting all of the outstanding Common Stock and certain other percentage adjustments for increases in authorized and issued shares. The 1995 Plan is administered by the Company's Compensation Committee.

     Awards under the 1995 Plan may be made to officers and key employees of the Company, its subsidiaries and affiliates (currently approximately 65 persons), but may not be granted to any director who is a member of the Committee (as defined in the 1995 Plan) or to any other director unless the director is also a regular employee of the Company, its subsidiaries or affiliates. The 1995 Plan imposes no limit on the number of officers and other key employees to whom awards may be made. It is not possible to determine how many employees will be eligible to participate in the 1995 Plan in the future or the amount of benefits payable to such employees in the future.

     The Committee has the authority to grant the following type of awards under the 1995 Plan: (1) Stock Options; (2) Stock Appreciation Rights; (3) Restricted Stock; (4) Deferred Stock; (5) Stock Purchase Rights and/or (6) Other Stock-Based Awards. The Committee has the authority to determine whether and to what extent such awards are to be granted to eligible employees.

     1. Stock Options. Incentive stock options ("ISO") and non-qualified stock options may be granted for such number of shares as the Committee will determine and may be granted alone, in conjunction with, or in tandem with, other awards under the 1995 Plan and/or cash awards outside the 1995 Plan.

     A stock option will be exercisable at such times and subject to such terms and conditions as the Committee will determine and over a term to be determined by the Committee, which term will be no more than ten years after the date of grant. The option price for any incentive stock option will not be less than 100% of the fair market value of the Company's Common Stock as of the date of grant and will be not less than 50% of the fair market value of the Company's Common Stock as of the date of grant for any non-qualified stock option.

     2. Stock Appreciation Rights. Stock Appreciation Rights ("SARs") may be granted in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once an SAR has been exercised, the related portion of the stock option underlying the SAR will terminate.

     3. Restricted Stock. Restricted stock may be granted alone, in conjunction with, or in tandem with, other awards under the 1995 Plan and/or cash awards outside of the 1995 Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of restricted stock may vary from participant to participant.

     During the restriction period, the employee may not sell, transfer, pledge or assign the restricted stock. The certificate evidencing the restricted stock will remain in the possession of the Company until the restrictions have lapsed.

     4. Deferred Stock. Deferred stock may be granted alone, in conjunction with, or in tandem with, other awards under the 1995 Plan and/or cash awards outside of the 1995 Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of deferred stock may vary from participant to participant.

     During the deferral period as set by the Committee, the employee may not sell, transfer, pledge, or assign the deferred stock award. At the end of the deferral period, shares of common stock equal to the number covered by the award of deferred stock will be delivered to the employee.

     5. Stock Purchase Rights. The Committee may grant eligible individuals rights to purchase Company Common Stock at (a) the fair market value, (b) 50% of fair market value, (c) book value, or (d) par value, all values being as of the date of grant. The Committee may condition such rights, or their exercise, on such terms and conditions as it sees fit.

     6. Other Stock-Based Awards. The Committee may also grant other types of awards that are valued, in whole or in part, by reference to, or otherwise based on, the Company's Common Stock. These awards may be granted alone, in addition to, or in tandem with, stock options, SARs, restricted stock, deferred stock or stock purchase rights and/or cash awards outside of the 1995 Plan. Such awards will be made upon such terms and conditions as the Committee may in its discretion provide.

     The 1995 Plan contains certain change in control provisions. If there is a change in control or a potential change in control, SARs and limited SARs outstanding for at least six months, and any stock options which are not then exercisable will become fully exercisable and vested. Likewise, the restrictions and deferral limitations applicable to restricted stock, deferred stock, stock purchase rights and other stock-based awards will lapse and such shares and awards will be deemed fully vested. Stock options, SARs, limited SARs, restricted stock, deferred stock, stock purchase rights and other stock-based awards will, unless otherwise determined by the Committee in its sole discretion, be cashed out on the basis of the change in control price, as defined in the 1995 Plan.

     On March 29, 1995, the last reported sale price of the Company's Common Stock on the New York Stock Exchange was $30.25 per share.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED ADOPTION OF THE CORRECTIONS CORPORATION OF AMERICA 1995 EMPLOYEE STOCK INCENTIVE PLAN.

                        REPORTS OF BENEFICIAL OWNERSHIP

                    UNDER SECTION 16(A) OF THE EXCHANGE ACT

     Under the Securities laws of the United States, the Company's directors, executive officers and any person holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC and the New York Stock Exchange ("NYSE"). These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates in 1994. Based solely on a review of the reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent holders during the 1994 fiscal year.

                        SECURITY OWNERSHIP OF DIRECTORS,
                      OFFICERS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock held beneficially, directly or indirectly, as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director (and nominee for director) of the Company, (iii) the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus for 1994 exceeded $100,000 (these executive officers being hereinafter referred to collectively as the "Named Executive Officers") and (iv) all directors and officers of the Company as a group, together with the percentage of the outstanding shares of Common Stock which such ownership represents.

     According to rules adopted by the SEC, a person is the "beneficial owner" of securities if such person, directly or indirectly (through any contract, arrangement, understanding, relationship, or otherwise), has or shares voting power or investment power with respect to such securities. As used in the foregoing definition of beneficial ownership, voting power includes the power to vote or direct the voting of securities, and investment power includes the power to dispose or direct the disposition of securities. Except as otherwise noted, each person named in the following table possesses sole voting and investment power with respect to the Shares shown as owned by such person.

                                  COMMON STOCK

                                                                      BENEFICIAL OWNERSHIP
                                                                     -----------------------
                           NAME AND ADDRESS                           NUMBER         PERCENT
    ---------------------------------------------------------------  ---------       -------
    Sodexho, S.A...................................................  3,021,085(1)      19.5%
      3 avenue Newton
      78180 Montigny-le-Bretonneux
      France
    The Massey Burch Investment Group..............................  1,241,109(2)       9.3%
      310 25th Ave. N., Suite 103
      Nashville, Tennessee 37203
    Thomas W. Beasley..............................................  1,052,539(3)       7.8%
      102 Woodmont Boulevard
      Nashville, Tennessee 37205
    First Union National Bank of Tennessee.........................    632,995          4.8%
         As Custodian for Corrections Corporation of America
         Amended and Restated Employee Stock Ownership Plan
      150 Fourth Avenue North
      Nashville, Tennessee 37219
    Doctor R. Crants...............................................    507,497(4)       3.8%
      102 Woodmont Boulevard
      Nashville, Tennessee 37205
    T. Don Hutto...................................................    249,099(5)       1.9%
      102 Woodmont Boulevard
      Nashville, Tennessee 37205
    William F. Andrews.............................................     75,399(6)        .6%
      358 Tranquility Road
      Middlebury, Connecticut 06762
    Samuel W. Bartholomew, Jr......................................     59,000(7)        .4%
      424 Church Street, Suite 2800
      Nashville, Tennessee 37219

                                                                      BENEFICIAL OWNERSHIP
                                                                     -----------------------
                           NAME AND ADDRESS                           NUMBER         PERCENT
    ---------------------------------------------------------------  ---------       -------
    Richard H. Fulton..............................................     32,500(8)        .2%
      511 Union Street, Suite 1810
      Nashville, Tennessee 37219
    Jean-Pierre Cuny...............................................      7,500(9)        .1%
      3 avenue Newton
      78180 Montigny-le-Bretonneux
      France
    David L. Myers.................................................     55,747(10)       .4%
      102 Woodmont Boulevard
      Nashville, Tennessee 37205
    Darrell K. Massengale..........................................     38,496(11)       .3%
      102 Woodmont Boulevard
      Nashville, Tennessee 37205
    All officers and directors as a group (16 persons).............  2,311,817(12)     16.2%

- ---------------

 (1) Includes 488,485 shares of Common Stock issuable upon conversion of certain convertible subordinated notes; 1,100,000 shares issuable upon conversion of certain warrants and approximately 732,600 shares issuable upon conversion of certain convertible subordinated notes. Such information is derived in part from the Schedule 13D, dated June 23, 1994 filed by Sodexho, S.A.
 (2) The shares indicated are beneficially owned directly or indirectly by various individuals or entities affiliated with Massey Burch Investment Group, Inc. ("MBIG"), a venture capital firm, the principals of which are Messrs. Lucius E. Burch, III, Frank B. Sheffield, Jr. and Donald M. Johnston. These individuals and entities and the number of shares of the Company's Common Stock that they own are as follows: 50,000 shares held, and 20,000 shares which may be acquired upon the exercise of certain warrants held by, the Confederate Venture Fund ("CVF"); 375,000 shares held by, and 90,000 shares which may be acquired upon the exercise of certain warrants held by, The Valley Venture Fund Limited Partnership ("VVF"); and 2,333 shares held by Cumberland Ventures ("CV") (CVF, VVF, and CV are limited partnerships of which certain of the general partners and/or investment managers are affiliates of MBIG); 233,711 shares held by, and 41,570 shares which may be acquired upon the exercise of certain warrants held by, certain investment advisory clients of MBIG with respect to which Messrs. Burch, Sheffield, and Johnston, share voting and investment power under the terms of powers of attorney granted to such persons by such investment advisory clients; 330,473 shares held by, and 41,094 shares which may be acquired upon exercise of certain warrants held by, Lucius E. Burch, III; 66,426 shares held by, and 13,285 shares which may be acquired upon exercise of certain warrants held by Mr. Burch as co-trustee of a trust of which he disclaims beneficial ownership; 21,590 shares held by, and 7,262 shares which may be acquired upon exercise of certain warrants held by, Frank B. Sheffield, Jr.; and 21,314 shares held by, and 6,762 shares which may be acquired upon exercise of certain warrants held by, Donald M. Johnston. Such information is derived solely from the Schedule 13G, dated February 10, 1995, filed by The Valley Venture Fund Limited Partnership, Lucius E. Burch, III, Frank B. Sheffield, Jr. and Donald M. Johnston. Does not include 3,750 shares held by, and 2,340 shares which may be acquired upon the exercise of certain warrants held by, certain employees of MBIG (beneficial ownership of which is disclaimed).
 (3) Includes 75,000 shares issuable upon the exercise of options, 1,000 shares owned by Mr. Beasley's wife, 7,033 shares held in the Company's Employee Stock Ownership Plan, 179,385 shares issuable upon the exercise of warrants and 200 shares issuable upon the exercise of warrants owned by Mr. Beasley's wife.
 (4) Includes 212,500 shares issuable upon the exercise of options, 11,642 shares held in the Company's Employee Stock Ownership Plan and 54,470 shares issuable upon the exercise of warrants (does not include 1,600 shares held in trust for Mr. Crants' children and 3,320 shares issuable upon the exercise of warrants held in trust for Mr. Crants' children beneficial ownership of which is disclaimed).

 (5) Includes 142,500 shares issuable upon the exercise of options, 4,034 shares held in the Company's Employee Stock Ownership Plan, 13,166 shares issuable upon the exercise of warrants, 32,833 shares owned by Mr. Hutto's wife, and 6,566 shares issuable upon the exercise of warrants owned by Mr. Hutto's wife.
 (6) Includes 49,000 shares issuable upon exercise of options, 1,000 shares owned jointly by Mr. Andrews and his wife, 1,000 shares owned of record by children of Mr. Andrews, 666 shares issuable upon the exercise of warrants and 400 shares issuable upon the exercise of warrants owned jointly by Mr. Andrews and his wife and by Mr. Andrews' children.
 (7) Includes 37,000 shares issuable upon the exercise of options, 3,000 shares owned by children of Mr. Bartholomew, 2,500 shares issuable upon the exercise of warrants and 400 shares issuable upon the exercise of warrants owned by children of Mr. Bartholomew.
 (8) Includes 20,000 shares issuable upon the exercise of options and 1,700 shares issuable upon the exercise of warrants.
 (9) Includes 7,500 shares issuable upon the exercise of options.
(10) Includes 51,100 shares issuable upon the exercise of options, 200 shares owned by children of Mr. Myers, 20 shares issuable upon the exercise of warrants, 40 shares issuable upon the exercise of warrants owned by children of Mr. Myers and 4,287 shares held in the Company's Employee Stock Ownership Plan.
(11) Includes 34,800 shares issuable upon the exercise of options, 350 shares owned jointly by Mr. Massengale and his wife, 70 shares issuable upon the exercise of warrants owned jointly by Mr. Massengale and his wife and 3,276 shares held in the Company's Employee Stock Ownership Plan.
(12) Includes an aggregate of 209,377 shares issuable upon exercise of options and warrants (in addition to the options and warrants referenced in footnotes 3,4, 5, 6, 7, 8, 9, 10, and 11); 1,000 shares owned by Mr. Beasley's wife (see footnote 3); 32,833 shares owned by Mr. Hutto's wife (see footnote 5); 1,000 shares owned jointly by Mr. Andrews and his wife and 1,000 shares owned by Mr. Andrews' children (see footnote 6); 3,000 shares owned by Mr. Bartholomew's children (see footnote 7); 200 shares owned by Mr. Myer's children (see footnote 10); 350 shares owned jointly by Mr. Massengale and his wife; and 23,877 shares held in the Company's Employee Stock Ownership Plan (in addition to the shares referenced in footnotes 3, 4, 5, 10 and 11).

     In September 1992, the Company issued a warrant dividend to its common stockholders of record on September 4, 1992 (the "Warrants"). Stockholders received one Warrant for every five shares of Common Stock held. Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $8.50 per share. The Warrants initially had a term of four years and in September, 1993 the term was extended by one year to September 11, 1997. The Warrants became exercisable after April 30, 1993. Subject to various limitations imposed by federal and state securities laws, all of the Warrants issued by the Company are transferable, in whole or in part, at any time. The Warrants are traded on the NYSE under the symbol CXC/WS. The number of shares of Common Stock subject to these Warrants and the exercise price per share will be adjusted by the Company to reflect certain changes in the capitalization of the Company.

                                   MANAGEMENT

     Except as otherwise described under "Management -- Employment Agreements" herein, the executive officers of the Company are elected annually by the Board of Directors following the Annual Meeting of Stockholders to serve for a one-year term and until their successors are elected and qualified. Biographical information concerning those executive officers of the Company who are also directors of the Company is set forth under Proposal 1 in this Proxy Statement. Biographical information concerning all other executive officers of the Company is set forth below.

                                                                                   DIRECTOR
         NAME                            AGE                POSITION                SINCE
- ----------------------                   ---   ----------------------------------  --------
Doctor R. Crants.......................  50    Chairman of the Board; Chief
                                               Executive Officer; Director           1983
Thomas W. Beasley......................  52    Director                              1983
T. Don Hutto...........................  59    Vice Chairman of the Board; Senior
                                               Managing Director of International
                                               Operations; Director                  1983
David L. Myers.........................  51    President
Darrell K. Massengale..................  34    Chief Financial Officer; Secretary
                                               and Treasurer; Vice President,
                                               Finance
Dennis E. Bradby.......................  45    Vice President, Education Services
Robert G. Britton......................  54    Vice President, Operations
Linda G. Cooper........................  44    Vice President, Legal Affairs
Peggy W. Lawrence......................  39    Vice President, Investor Relations
John D. Rees...........................  48    Vice President, Business
                                               Development
Linda A. Staley........................  50    Vice President, Project
                                               Development
Gay E. Vick, III.......................  47    Vice President and Managing
                                               Director of International
                                               Operations

     David L. Myers became President of the Company in June 1994. From December 1986 to June 1994, he served as Vice President, Facility Operations of the Company. From September 1985 to December 1986, he served as Administrator of the Company's Bay County, Florida facility. From 1968 to 1985, Mr. Myers was employed with the Texas Department of Corrections, starting as a corrections officer in 1968 and progressing in 1973 to warden of a maximum security prison. He graduated from Sam Houston State University in 1969.

     Darrell K. Massengale joined the Company in February 1986 and in March 1991 became its Vice President, Finance, Secretary, and Treasurer. In June 1994, he was also elected Chief Financial Officer of the Company. From February 1986 to March 1991, Mr. Massengale served as Controller of the Company. He is a certified public accountant who was employed by the accounting firm of KPMG Peat Marwick from 1982 through 1986. Mr. Massengale graduated from Middle Tennessee State University in 1982 and became a certified public accountant in 1985.

     Dennis E. Bradby has served as Vice President, Education Services for the Company since June 1991. From April 1986 through June 1991, Mr. Bradby served as the Company's Vice President, Operational Support Systems. From January through April 1986, Mr. Bradby served as the Facility Administrator of the Company's Hamilton County Work House and, from March 1984 through January 1986, as the Facility Administrator of the Company's Houston Immigration Detention Facility. He served as Regional Manager of the Virginia State Department of Corrections from 1977 through March 1984 and as the Assistant Superintendent of that department from 1974 through 1978. Mr. Bradby also served as Assistant Superintendent of the Juvenile Detention Facility in Norfolk, Virginia from 1973 through 1974. Mr. Bradby graduated from Norfolk State University in 1972.

     Robert G. Britton was elected Vice President, Operations for the Company in June 1994. From January 1986 to June 1994, he served as Vice President, Business Development for the Company. From April 1985 to January 1986, Mr. Britton served as Vice President, Operations for the Company. From March 1983 to March 1985, Mr. Britton served as Director of Corrections of Dallas County, Texas and from August 1981 to March 1983 as the President of Prison Management Systems, Inc., a subsidiary of American Medical International Corporation (a hospital management company). From 1979 to 1981, Mr. Britton served as the Director of the Alabama Department of Corrections. Mr. Britton graduated from Sam Houston State University in 1965.

     Linda G. Cooper joined the Company in April 1987 as Senior Legal Counsel. In May 1988, she was elected Assistant Secretary of the Company and in January 1989 became its Vice President, Legal Affairs. From December 1981 to March 1987 she served as staff attorney and then deputy general counsel for the Kentucky Corrections Cabinet. Ms. Cooper received a Juris Doctor degree from the University of Kentucky in 1979.

     Peggy W. Lawrence became Vice President, Communications for the Company in June 1989. From March 1987 to June 1989, she served as Director of Communications for the Company. From January 1985 to March 1987, she served as an account executive for Dye, Van Mol and Lawrence Public Relations. From January 1980 to January 1985, Ms. Lawrence served as Vice President, Research at Morgan Keegan & Co., an investment banking firm. Ms. Lawrence graduated from the University of Tennessee at Knoxville in 1977 and became a Chartered Financial Analyst in 1984.

     John D. Rees was elected Vice President, Business Relations for the Company in June 1994. From 1969 until 1986 when he joined the Company, Mr. Rees served as warden of the Kentucky State Reformatory. Mr. Rees holds a Master of Science degree from Florida State University and a Bachelor of Arts degree from the University of Kentucky with majors in criminology, correctional administration and sociology.

     Linda A. Staley was elected Vice President, Project Development for the Company in June 1994. She joined the Company in 1985 as Director, Project Development. Prior to joining the Company, Ms. Staley spent 18 years working for federal governmental agencies, including the Department of Justice and the Immigration and Naturalization Service (INS) in the contracting and procurement field. Ms. Stanley attended Wayne State College where she studied business administration.

     Gay E. Vick, III was elected Vice President and Managing Director of the Company's International Operations in June 1994. From January 1987 to June 1994, he served as Vice President, Project Development for the Company. From April 1984 to December 1986, Mr. Vick served as Vice President, Design and Construction. From April 1983 to April 1984 he served as President of Vick and Harris, Ltd., where he designed correctional and detention facilities. He has designed correctional and detention facilities for 11 years and is a member of the Architecture for Justice Committee of the American Institute of Architecture. Mr. Vick graduated from Virginia Polytechnic Institute in 1970.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid or accrued by the Company during the three fiscal years ending December 31, 1992, 1993 and 1994 to those persons who, as of December 31, 1994, were the Named Executive Officers.

                                                                             LONG TERM COMPENSATION AWARDS(1)
                                                                     ------------------------------------------------
                                    ANNUAL COMPENSATION                           SECURITIES
                         -----------------------------------------   RESTRICTED   UNDERLYING              ALL OTHER
  NAME AND PRINCIPAL                                  OTHER ANNUAL     STOCK       OPTIONS/     LTIP     COMPENSATION
       POSITION          YEAR    SALARY     BONUS     COMPENSATION     AWARDS        SARS      PAYOUTS       (2)
- -----------------------  -----  --------   --------   ------------   ----------   ----------   -------   ------------
Doctor R. Crants.......  1994   $275,000   $155,375      58,429(3)           0           0          0        7,350
  Chairman and Chief     1993    275,000    100,000           0              0      15,000          0        8,433
  Executive Officer      1992    275,000          0           0              0           0          0        8,139
Thomas W. Beasley......  1994    175,000     15,313           0              0           0          0        4,100
  Chairman Emeritus      1993    175,000          0           0              0      15,000          0        5,850
                         1992    150,000          0           0              0           0          0        6,780
T. Don Hutto...........  1994    101,388      7,669           0              0           0          0        2,815
  Vice Chairman, Senior  1993     97,850          0           0              0      15,000          0        1,016
  Managing Director      1992     95,000          0           0              0           0          0          950
David Myers............  1994    113,223      9,375           0              0           0          0        3,651
  President              1993     92,000          0           0              0      10,000          0        3,535
                         1992     88,256          0           0              0       3,500          0        3,352
Darrell K.               1994    105,863      8,250           0              0           0          0        3,662
  Massengale...........  1993     92,338          0           0              0       8,000          0        3,658
  Vice President,        1992     80,375          0           0              0       3,500          0        2,697
  Finance and Chief
  Financial Officer

- ---------------

(1) The Company does not currently maintain a formal "Long Term Incentive Plan." There were no shares of restricted stock held by any of the Named Executive Officers on December 31, 1994.
(2) Amounts represent dollar value of shares contributed to the Company's Employee Stock Ownership Plan as calculated on December 31 of each year.
(3) This amount reflects a gross-up for tax reimbursement.

OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted to the Named Executive Officers in 1994.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Set forth below is information with respect to exercises of options by the Named Executive Officers during 1994 pursuant to the Company's stock option plans and information with respect to unexercised options held by the Named Executive Officers as of December 31, 1994.

                                                         NUMBER OF SECURITIES
                                                              UNDERLYING
                               NUMBER OF                  UNEXERCISED OPTIONS          VALUE OF UNEXERCISED
                                SHARES                          HELD AT                IN-THE-MONEY OPTIONS
                               ACQUIRED                    DECEMBER 31, 1994          AT DECEMBER 31, 1994(1)
                                  ON        VALUE     ---------------------------   ---------------------------
            NAME               EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------  ---------   --------   -----------   -------------   -----------   -------------
Mr. Crants...................       -0-    $    -0-     195,000            -0-      $ 1,897,500      $   -0-
Mr. Beasley..................       -0-    $    -0-      75,000            -0-      $   739,810      $   -0-
Mr. Hutto....................       -0-    $    -0-     135,000            -0-      $ 1,255,000      $   -0-
Mr. Myers....................    10,500    $109,604      36,100            -0-      $   308,113      $   -0-
Mr. Massengale...............       -0-    $    -0-      24,800            -0-      $   220,962      $   -0-

- ---------------

(1) Value is calculated as the difference between the closing market price of a share of Common Stock on December 30, 1994 ($16.13 per share) and the exercise price of the options. No value is reported if the exercise price of the options exceeded the market price of a share of Common Stock on December 30, 1994.

     The Company has not awarded stock appreciation rights to any employee and has no long term incentive plans, as that term is defined in SEC regulations. The Company has various stock option plans (the "Stock Option Plans"), an Incentive Compensation Plan (the "Incentive Compensation Plan"), and an employee stock ownership plan (the "ESOP"). The Company presently has no defined benefit or actuarial plans covering any employees of the Company.

BOARD COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS

COMMITTEES

     The members of the Audit Committee are designated annually by the Board of Directors. The Audit Committee currently consists of Messrs. Andrews, Fulton and Bartholomew with Mr. Bartholomew serving as Chairman. The Audit Committee reviews the financial affairs and controls of the Company, recommends each year to the Board of Directors the Company's independent auditors to audit the annual financial statements of the Company, reviews the scope of the audit plan, discusses with the Company's auditors the results of the Company's annual audit and any related matters, and reviews any transactions posing a potential conflict of interest among the Company and its directors, officers, and affiliates.

     The Board of Directors established a Compensation Committee in 1988, which currently consists of Messrs. Andrews, Bartholomew and Fulton with Mr. Andrews serving as Chairman. Responsibilities of the Compensation Committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including grants of stock-based incentives and cash bonuses and general review of the Company's employee compensation policies. The Compensation Committee also serves as the plan administrator and Trustee for the Company's Employee Stock Ownership Plan.

     The Company has not established a Nominating Committee.

MEETINGS

     During 1994, the Board of Directors of the Company held four regularly scheduled meetings and one special meeting. All nominees attended all meetings of the Board of Directors except that Mr. Beasley was absent from two meetings.

     During 1994, the Audit Committee held two meetings and the Compensation Committee held three meetings. All nominees attended all meetings of the committees of which such nominees were members.

COMPENSATION OF DIRECTORS

     Each director who is also an officer of the Company receives no additional compensation for service on the Board or any committee of the Board. Directors who are not also officers of the Company receive $1,000 plus expenses for each meeting of the Board they attend. Members of the Audit and Compensation Committees receive $500 plus expenses for each committee meeting they attend and the Chairman of each committee receives an additional $250 plus expenses for each committee meeting he chairs. In addition, each non-employee director participates in the Non-Employee Directors' Stock Option Plan, which was approved by the Board on November 6, 1992 and by the stockholders of the Company at the 1993 Annual Meeting.

EMPLOYMENT AGREEMENTS

     The Company currently has an employment agreement with Mr. Crants which expires on September 28, 1997. The agreement currently provides for an annual base salary of $275,000. The base salary is subject to increase at the discretion of the Compensation Committee. The agreement also provides for bonus compensation based on Mr. Crants' performance which may be awarded at the discretion of the Compensation Committee. The agreement also provides that if Mr. Crants' employment is terminated for certain specified reasons, he will receive a salary equal to one-half of the amount of his salary at the time he is terminated through the remaining term of the agreement.

     Additionally, the Company entered into an employment agreement with Mr. Hutto dated as of August 1, 1988 and subsequently amended. The agreement, as amended, expires on March 31, 1995, and was renewed for an additional term of one year. The Company currently pays Mr. Hutto an annual salary of $106,000 pursuant to the agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Currently, the Board's Compensation Committee is composed of Messrs. Andrews, Fulton and Bartholomew. Currently, the Board's Audit Committee is composed of Messrs. Andrews, Fulton and Bartholomew. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. Stokes & Bartholomew, P.A., of which Mr. Bartholomew is a partner, provided legal services to the Company in 1994, and it is anticipated that Stokes & Bartholomew, P.A. will provide legal services to the Company in 1995. The Fulton Group, Inc., of which Mr. Fulton is President, provided consulting services to the Company in 1994, and it is anticipated that The Fulton Group, Inc. will provide consulting services to the Company in 1995.

                         COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Compensation Committee of the Board of Directors is responsible for all decisions regarding compensation for the Company's executive officers. The Compensation Committee is composed of three non-employee directors. Because the Compensation Committee believes that each executive officer has the potential to effect the short-term and long-term profitability of the Company, the Committee places considerable importance on the task of creating and implementing the Company's executive compensation program.

     The Company's executive compensation program is focused on stockholder value, the overall performance of the Company, success of the Company as impacted by the executive's performance and the performance of the individual executive.

COMPENSATION POLICY

     The objectives of the Compensation Committee's executive compensation policy are to provide competitive levels of compensation that are integrated with the Company's annual long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. In 1994, the Company's executive compensation was reviewed by the Committee relative to peer group executive compensation. Because the Company's compensation plan involves incentives contingent upon the Company's performance and individual performance, an executive officer's actual compensation level in any particular year may be above or below that of an officer of a competitor of the Company.

     Periodically the Committee engages the independent consulting firm of Arthur Andersen & Company to conduct a thorough review of the Company's compensation practices to assist management and the Compensation Committee in evaluating the amount of compensation earned by the Company's executive officers and the structure of the Company's compensation plans. Relevant industry and other data are compared to the current and planned compensation of the Company's executive officers and directors. In general, the individual officers are assessed against the mid-point of a composite summary. The study examines the Company's performance relative to certain of the companies in the index of peer companies which are used in the performance graph on page 18 (the "Peer Group"). The Peer Group includes those companies in the security business who are direct competitors of the Company and other regional service organizations with annual revenues and capitalizations within a reasonable range of the Company's.

     The three main components of the executive compensation program are base salary, cash bonuses and stock-based incentive plans. Each component is intended to serve the overall compensation philosophy of the Company.

BASE SALARY

     In the first quarter of each fiscal year, the Compensation Committee, along with the CEO of the Company, review and approve, with any modifications it deems appropriate, an annual salary plan for the Company's executive officers. This salary plan is developed by the Company's CEO with the aid of the Company's president. Many subjective factors are included in determining base salaries such as the responsibilities born by the executive officer, the scope of the position, length of service with the Company, corporate and individual performance, and the salaries paid by companies in the Peer Group to officers in similar positions. While these subjective factors are then integrated with other objective factors, including net income, earnings per share, return on equity and growth of the Company, the overall assessment is primarily a subjective one. The Committee is of the view that the current base salaries of executive officers of the Company as a whole are on the conservative side of a market range but vary appropriately on an individual basis.

CASH INCENTIVE PLAN

     Another component of the executive compensation package is the cash bonus paid pursuant to the Company's Incentive Compensation Plan (the "Incentive Plan") adopted by the Compensation Committee on November 1, 1991. The Incentive Plan is designed so that the executive officers of the Company receive a cash bonus in the event the Company meets an annual performance target. This means that a significant part of the compensation package is at risk. Participation in the Incentive Plan is limited to a select group of management who have a material impact on Company performance. The participants are selected by the Compensation Committee and include the executive officers and the wardens.

     Short-term performance is emphasized through the Incentive Plan as the payouts thereunder are a direct function of the growth in the Company's fully-diluted earnings per share ("EPS") during the most recent fiscal year. Awards earned under the Incentive Plan are contingent upon employment with the Company through the end of the year except for payments made in the event of death, retirement, disability or a change in control. The Compensation Committee annually establishes a minimum target for EPS and the level of attainment of such goal results in varying payouts. Only one quarterly earnings target was met during 1994. Accordingly, only 25% of the annual bonus amount was earned and accrued.

STOCK INCENTIVE PLANS

     To date, the Company has relied primarily upon stock option awards to provide long-term incentives for executives. The Compensation Committee continues to believe that stock options have been and remain an excellent vehicle for providing financial incentives for management. The Company's existing stock option plans and the proposed 1995 Employee Stock Incentive Plan (collectively, the "Stock Incentive Plans") authorize the issuance of both incentive and non-qualified stock options to officers, key employees and wardens of the Company. The members of the Compensation Committee participate in the Company's Non-Employee Director Stock Option Plan which is administered by the Board of Directors and no member of the Compensation Committee is eligible for the grant of an option under any other stock option plan. Subject to general limits prescribed by the Stock Incentive Plans, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded and the terms of the options and the number of shares subject to each option. The size of any particular stock option award is based upon position and the individual performance during the related evaluation period. Because the option exercise price for the employee is the price of stock on the date of grant and the options generally carry a ten year life, employees benefit only if the value of the Company's Common Stock increases. Thus, employees with stock options are rewarded for their efforts to improve long-term stock market performance. In this way, the financial interests of management are aligned with those of the Company's stockholders. The Committee has determined that in addition to stock options, the Company should have the flexibility to issue other stock-based incentives as are included in the Company's 1995 Employee Stock Incentive Plan described earlier herein.

     Executive officers of the Company may also participate in the Company's Amended and Restated Employee Stock Ownership Plan (the "ESOP"). Executive officers participate in the ESOP on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the ESOP. The Company makes contributions to the ESOP on behalf of the employees and also matches employee contributions up to certain levels. Benefits which become 40% vested over four years of service and 100% vested over five years of service are paid on death, retirement or termination. All contributions to the ESOP are made or invested in the Company's Common Stock. These features tend to align further the employees' and stockholders' long-term financial interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee's basis for compensation of the CEO is derived from the same considerations addressed above. Mr. Crants participates in the same executive compensation plans available to the other executive officers. From 1991 through 1994, Mr. Crants' salary has remained constant while the Company's performance has improved significantly. In light of the improved Company performance, the Compensation Committee approved an additional cash bonus award to Mr. Crants in the form of the forgiveness of $100,000 of Mr. Crants' outstanding line of credit with the Company. Mr. Crants received the same bonus in 1993. This cash bonus for 1994 reflects the Compensation Committee's continued recognition of Mr. Crants' contribution to the successful operation of the Company as evidenced by the earnings growth of the Company's Common Stock and the increase in the return on and value of stockholder equity. In addition to leading the Company through its most financially successful year, Mr. Crants strengthened the Company's market position by entering into the strategic alliance with Sodexho. The Company's overall business was also greatly improved with the award of major contracts and the acquisition of TransCor. The Committee believes that Mr. Crants continues to strengthen the confidence and dedication of employees and to position the Company to share in the future growth of our industry.

FEDERAL INCOME TAX DEDUCTIBILITY LIMITATIONS

     The Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA") and to seek to qualify the Company's long-term compensation awards as performance-based compensation excluded from the $1,000,000 limit. Because compensation under the Company's stock incentive plans is currently excluded from the $1,000,000 limit under the transition rules contained in the proposed Treasury regulations under OBRA and none of the Company's executive officers has received other compensation that could potentially exceed the applicable limits under OBRA, the Company has not yet taken any action to qualify its stock incentive plans as performance-based compensation.

SUMMARY

     The Committee believes that this mix of base salaries, variable cash incentives and the potential for equity ownership in the Company represents a balance that will motivate the management team to continue to produce strong returns. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on stockholder value.

     Submitted by the Compensation Committee of the Company's Board of Directors.

                                          William F. Andrews, Chairman
                                          Samuel W. Bartholomew, Jr., Member
                                          Richard H. Fulton, Member

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The SEC requires that the Company include in this Proxy Statement a line-graph comparing cumulative stockholder returns as of December 31 for each of the last five years among the Common Stock, a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company, assuming in each case the reinvestment of dividends. Consistent with past practice, the Board of Directors has selected the CRSP Composite Index for NASDAQ stock market as the relevant broad market index and a peer group (the "Peer Group") which consists of 14 companies that are either direct competitors of the Company or other regional service organizations with similar market capitalization to the Company.1 The Peer Group comparison is included as it was used by the Compensation Committee in conducting its executive compensation evaluation as set forth in the Compensation Committee Report included herein, and the Board of Directors believes that such companies generally possess assets, liabilities and operations more similar to those of the Company than other publicly-available indices.

     The following line graph is a comparison of the yearly percentage change in the cumulative total stockholder return on the Company Common Stock with the cumulative total return of the Standard & Poor's 500 Composite Index, the Peer Group Index(1:2 )and the CRSP Index for NASDAQ Stock Market (US and Foreign) index2 for the period of five years commencing December 31, 1989 and ending December 31, 1994.



                            12/31/89      12/31/90      12/31/91     12/31/92         12/31/93      12/31/94
Corrections Corp.            $100.00        $55.93       $ 45.76      $ 48.03          $ 62.87        $112.65
Peer Group*                  $100.00        $77.56       $150.83      $166.24          $128.42        $141.53
S & P 500 COMP-LTD           $100.00        $96.89       $126.28      $135.88          $149.52        $151.55
CRSP NASDAQ COMPOSITE INDEX  $100.00        $85.02       $135.71      $157.36          $181.15        $175.25


* The Peer Group includes BEI Holding, Ltd., Brock Candy Co., Chattem Inc., Command Security Corporation, Hospital Staffing Services, Inc., Institutform Technology, Inc., Modalliance Inc.**, Nichols Research Corporation, Phycor, Inc., Pinkerton's, Inc., Profits, Inc., REN Corp-USA, Republic Automotive Parts, Inc., and Wackenhut Corp.
**  Medalliance was formerly know as Imageamerica, Inc.
*** Data was not available for BEI Holdings Inc. and Brock Candy Co. Command
    Security Corp. enters in 1991, Medalliance enters the group in 1993, Phycor enters in 1993 and Pinkertons enters in 1991.


- ---------------

1 The Company's Peer Group consists of the following companies: BEI Holding,
  Ltd., Brock Candy Company, Chattem, Inc., Command Security Corporation, Hospital Staffing Services, Inc., Insituform Technology, Inc., Medalliance, Inc.*, Nichols Research Corporation, Phycor, Inc., Pinkertons Inc., Profitts, Inc., Ren Corporation-USA, Republic Automotive Parts, Inc. and Wackenhut Corp. *Medalliance, Inc. was formerly Imageamerica, Inc.

2 As prepared by Arthur Andersen LLP

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On November 30, 1990, the Compensation Committee recommended to the Board of Directors that in lieu of a bonus or increased compensation to reward Mr. Crants for his services as President, Chief Executive Officer, and a director of the Company that Mr. Crants be granted a line of credit from the Company in an amount equal to his then current salary ($275,000) (the "Line of Credit"). The Line of Credit bears interest at a rate corresponding to the Company's borrowing rate during the period in which it is outstanding. It provides that Mr. Crants may borrow and repay sums under the Line of Credit from time to time. The Line of Credit was unanimously approved by the Board of Directors on November 30, 1990, with Mr. Crants abstaining. On January 16, 1991, Mr. Crants executed a promissory note in accordance with the terms proposed by the Compensation Committee and received the sum of $275,000 from the Company. On November 6, 1992, the Line of Credit was increased to $300,000 and amended to provide that the principal balance of the Line of Credit would be repaid by Mr. Crants in three (3) annual installments of $100,000 on each of December 31, 1993, December 31, 1994 and December 31, 1995. The Line of Credit was due and payable in full in the event Mr. Crants voluntarily leaves the employment of the Company. The obligation of Mr. Crants to repay this indebtedness will be waived in its entirety in the event Mr. Crants should die while in the employment of the Company. In consideration of Mr. Crants' performance in 1993 and 1994, the Compensation Committee approved a bonus award to Mr. Crants in the form of the forgiveness of $100,000 of Mr. Crants' outstanding line of credit in each year. In 1993 and 1994, the Compensation Committee awarded Mr. Crants a bonus in the form of forgiveness of accrued interest on the outstanding amount of the line of credit plus a gross-up of taxes attributable to the forgiveness of the indebtedness and accrued interest. In February 1995, Mr. Crants paid the outstanding amount due under the line of credit. As of the date of this Proxy Statement, the outstanding principal balance under Mr. Crants' Line of Credit is zero.

     On April 4, 1994, the Company's ESOP purchased 50,000 shares of the Common Stock held by Mr. Beasley at an aggregate purchase price of $725,000. The purchase price per share was $14.50 which represents the closing bid price for the Common Stock on March 31, 1994. The shares will be held, allocated, and distributed in accordance with the terms of the ESOP.

     On June 23, 1994, the Company entered into an International Joint Venture Agreement (the "Joint Venture Agreement") with Sodexho, S.A., a French conglomerate which, in addition to other businesses, provides contract management services ("Sodexho"). Simultaneously with the execution of the Joint Venture Agreement, Sodexho purchased a significant equity stake in the Company as described in the Beneficial Ownership Table included herein. In consideration of the placement by Sodexho of the securities, the execution by Sodexho of the Joint Venture Agreement, and the provision by Sodexho of certain consulting services to the Company, the Company entered into an International Fee Agreement (the "Fee Agreement") with Sodexho. Pursuant to the Fee Agreement the Company will pay Sodexho a total of $3,960,000 over a four-year period, in sixteen quarterly installments of $247,500 each.

     Stokes & Bartholomew, P.A., of which Mr. Bartholomew is a partner, provided legal services to the Company in 1994, and it is anticipated that Stokes & Bartholomew, P.A. will provide legal services to the Company in 1995. The fees paid in 1994 by the Company in connection with such legal services exceeded $60,000.

                                    AUDITORS

     The firm of Arthur Andersen LLP has served as the Company's independent public accountants since August, 1991 and has been selected to serve in such capacity for the fiscal year ended December 31, 1995. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting to respond to questions from stockholders and to make a statement if he so desires.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Stockholders of the Company wishing to submit a proposal for action at the Company's 1996 annual meeting of stockholders and to have the proposal included in the Company's proxy materials relating to that meeting, must deliver their proposals to the Company at its principal offices not later than December 1, 1995. Additional legal requirements apply to any inclusion of stockholder proposals in proxy materials of the Company.

                                 ANNUAL REPORTS

     The Company's 1994 Annual Report to stockholders is being mailed to the Company's stockholders with this Proxy Statement. The Annual Report is not part of the proxy soliciting material.

                                 OTHER MATTERS

     The management of the Company knows of no other matters to be presented and acted upon at the Annual Meeting other than those set forth in the accompanying notice. However, if any other matters requiring a vote of the stockholders should properly come before the Annual Meeting or any adjournment thereof, each proxy will be voted with respect thereto in accordance with the best judgment of the proxy holder.

                                          By Order of the Board of Directors,

                                          Darrell K. Massengale
                                          ---------------------
                                          Darrell K. Massengale
                                          Secretary

April 14, 1995
Nashville, Tennessee

       YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION
              AND IN RETURNING YOUR PROXY PROMPTLY IS APPRECIATED.

                                                                      APPENDIX A

                       CORRECTIONS CORPORATION OF AMERICA
                                     PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 26, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               (PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE.)

    The undersigned stockholder(s) of Corrections Corporation of America (the "Company") hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 14, 1995, and hereby appoint(s) Doctor R. Crants and Darrell K. Massengale, and each of them, proxies of the undersigned, each with full power of substitution and revocation, and authorize(s) them, or either of them, to vote the number of shares which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held on May 26, 1995, at 10:00 a.m., Central Standard Time, at Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee, and any adjournment(s) thereof.

    The Board of Directors recommends a vote "FOR" all of the following proposals:

1. ELECTION OF DIRECTORS:
        / / FOR all nominees named                              / /WITHHOLD AUTHORITY to vote for all
           (except as marked to the contrary)                      nominees named

      Names of Nominees:
               Thomas W. Beasley, Doctor R. Crants, T. Don Hutto
 William F. Andrews, Richard H. Fulton, Samuel W. Bartholomew, Jr., Jean-Pierre
                                      Cuny

(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the name of such nominee(s) on the following lines.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                          (Continued on reverse side)

2. Approval of amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock.

               / /FOR            / /AGAINST            / /ABSTAIN

3. Approval of the Corrections Corporation of America 1995 Employee Stock Incentive Plan.

               / /FOR            / /AGAINST            / /ABSTAIN

4. With discretionary authority on any other matter which properly comes before the meeting.

              / /GRANT AUTHORITY            / /WITHHOLD AUTHORITY

    PLEASE FULLY COMPLETE, DATE, PROPERLY SIGN, AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder(s). If no direction is made, it will be voted in favor of each nominee and each of the proposals.
Date:
                                                  Typed or Printed Name(s)

                                                  ----------------------------
                                                  Signature(s)

                                                  NOTE: Please date and sign
                                                  exactly as your name appears
                                                  on your stock certificate. If
                                                  more than one owner or joint
                                                  tenancy, each must sign
                                                  personally. When signing as
                                                  attorney, executor,
                                                  administrator, trustee,
                                                  guardian, etc., give full
                                                  title as such. The proxy shall
                                                  be deemed a grant of authority
                                                  to vote.